Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of VillageEDOCS (the "Company") on Form SB-2 of our report dated March 30, 2005 related to the consolidated financial statements of the Company as of December 31, 2004, and for each of the years in the two year period then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.  We also consent to the use of Corbin & Company, LLP's name as it appears under the caption "Experts."

                                                                                                CORBIN & COMPANY, LLP

Irvine, California

June 13, 2005